UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 9, 2017

Africa Growth Corporation
 (Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500s, Las Vegas, NV	89169-6014
(Address of Principal Executive Offices)	(ZIP Code)

41 Cedar Avenue, 5th Floor, Hamilton, Bermuda HM 12
(Former name or former address, if changed since last report)

Registrant's Telephone Number, including area code: +44 (0) 203 862 2922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 9, 2017, Africa Growth Corporation(OTCPK: AFGC, hereinafter, the "Registrant"),the Registrant accepted the resignation of Mr. Christopher Darnell from his positions as Chief Executive Officer and as a member of the board of directors of the Registrant. Mr. Darnell has been provided with a copy of the disclosures it is making in response to this Item 5.02 disclosures contained in this Form 8-K with the Commission and has accepted and agreed with the disclosures.

Effective on October 9, 2017, the board of directors (the "Board") appointed Mr. Brenton Kuss, who has been Chief Financial Officer of AFGC since November 2016, as Interim Chief Executive Officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Africa Growth Corporation

By:	/s/ Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Financial Officer

Date: October 11, 2017